UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

Aeva Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39204	84-3080757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Ellis Street
Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-7070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AEVA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f)

On May 29, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of Aeva Technologies, Inc. (the “Company”) approved the cash bonuses for the Company’s named executive officers for service in 2025. As required by Item 8 of Schedule 14A, the Company is filing this Form 8-K as the cash bonus amounts for 2025 were not determined at the time of the filing of the Company’s definitive proxy statement. The Committee approved a cash bonus for each of Soroush Salehian Dardashti, the Company’s Chief Executive Officer, and Mina Rezk, the Company’s President and Chief Technology Officer, equal to the maximum target amount payable under each of such executive officer’s employment agreement with the Company. The Committee also approved a cash bonus for Saurabh Sinha, the Company’s Chief Financial Officer, equal to the target amount payable under Mr. Sinha’s employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aeva Technologies, Inc.

Date: June 1, 2026	By:	/s/ Saurabh Sinha
Saurabh Sinha Chief Financial Officer